UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2013

POLYONE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 30, 2013, PolyOne Corporation (“PolyOne”), an Ohio corporation, completed its previously announced divestment of its vinyl dispersion, blending and suspension resin business (the “Resin Business”) pursuant to the Asset Purchase Agreement (the “Agreement”), by and between PolyOne and Mexichem Specialty Resins Inc. (“Mexichem”), a Delaware corporation and wholly owned subsidiary of Mexichem, S.A.B. de C.V., dated as of March 25, 2013. Pursuant to the Agreement, Mexichem paid PolyOne the purchase price of $250.0 million, subject to a working capital adjustment.

The unaudited pro forma condensed combined financial information of PolyOne giving effect to the divestment of the Resin Business, together with the related notes thereto, is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2013;

•	Unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 2012, 2011 and 2010; and

•	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Financial Statements of PolyOne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Richard J. Diemer, Jr.
Name:	Richard J. Diemer, Jr.
Title:	Senior Vice President and Chief Financial Officer

Date: June 4, 2013

INDEX TO EXHIBITS

Number	Exhibit

99.1	Unaudited Pro Forma Financial Statements of PolyOne Corporation.